Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (“the Agreement”) made as of the 5th day of May, 2009 is by and between PAYLOCITY CORPORATION, an Illinois corporation with its principal place of business at 3850 North Wilke Road, Arlington Heights, Illinois 60004 (the “Borrower”) and COMMERCE BANK & TRUST COMPANY, a Massachusetts banking corporation with its office at 386 Main Street, Worcester, Massachusetts 01608 (the “Lender”). The Lender and the Borrower agree as follows:

1.                                      The Loans.

1.1                          Upon the terms and subject to the conditions set forth herein, the Lender will advance money to or for the benefit of the Borrower (the “Loans”) in a manner satisfactory to the Lender as follows:

1.1.1 up to the face amount of a Promissory Note of the Borrower to the Lender dated of even date herewith in the amount of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00) (as may be amended, restated or renewed from time to time, the “Term Note”); and

1.1.2 up to the face amount of a Revolving Line of Credit Note of the Borrower to the Lender dated of even date herewith in the amount of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00) (as may be amended, restated or renewed from time to time, the “Revolving Line of Credit Note”) (the Term Note and the Revolving Line of Credit Note are collectively referred to hereafter as the “Notes”), the terms and conditions of each of which are hereby incorporated in this Agreement. The Borrower will repay to the Lender all Obligations as defined in this Agreement.

1.2                          Whether or not the entire face amounts of the Notes have been advanced to or for the benefit of the Borrower, the Lender may at any time make additional advances to (a) discharge encumbrances at any time levied or placed upon the Collateral, and/or pay expenses for maintenance and preservation of the Collateral; and (b) pay for fees, recording, examination of title, preparation of Financing Instruments, and any expenses incurred in the application for and completion of the Loans including those the Lender may incur in protecting or enforcing its rights under the Financing Instruments; and each such additional advance will be a part of the Obligations and subject to the terms and conditions of this Agreement.

1.3                          The proceeds of the Term Note will be used to pay off existing indebtedness ofthe Borrower to the Lender and to fund the Borrower’s operation of its business. The proceeds of the Revolving Line of Credit Note will be used to fund planned software development investments.

2.                                 Definitions. As used in this Agreement, each of the following terms has the meaning hereinafter specified:

2.1                               “Accounts”, “Chattel Paper”, “Collateral”, “Commercial Tort Claims”,“Contracts”, “Deposit Accounts”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Financial Assets”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit-Rights”, “Payment Intangibles”, “Promissory Notes”, “Supporting Obligations” and “Tangible Chattel Paper” shall have the same respective meanings as are given to those terms in the UCC as presently in effect in The Commonwealth of Massachusetts, if not otherwise defined in this Agreement.

2.2                               “Arlington Heights Property” means property leased by the Borrower and located at 3850 North Wilke Road, Arlington Heights, Illinois, consisting of 45,427 square feet of office space.

2.3                               “Business Day” means a day other than a Saturday, a Sunday, or a day on which commercial banks in Worcester, Massachusetts are authorized to close.

2.4                               “Collateral” has the meaning set forth in Section 4 of this Agreement

2.5                               “Debt Service Coverage Ratio” means, at any time, the ratio having as its numerator (i) Net Income, plus (ii) depreciation and amortization expenses incurred by the Borrower, less (iii) dividends and distributions paid by the Borrower, less (iv) payments made by the Borrower with respect to Subordinated Indebtedness, and having as its denominator the sum of (i) interest expense of the Borrower, plus (ii) CMLTD (current maturity of long term indebtedness) of the Borrower. For the purposes of this definition, the terms “depreciation”, “amortization” and “CMLTD” shall have the meanings ascribed to them in accordance with GAAP. Debt Service Coverage Ratio shall be measured as of the end of each fiscal quarter of the Borrower for the period covering the previous four fiscal quarters.

2.6                               “EBITDA” means for any applicable fiscal period earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP.

2.7                               “Financing Instruments” means collectively this Agreement, the Notes, the Guaranties, the Landlord’s Waiver, the Lease Assignment and the Pledge Agreements, all as may be amended, renewed or supplemented from time to time.

2.8                               “GAAP” means generally accepted accounting principles applied consistently, with such changes or modifications thereto as may be approved in writing by the Lender.

2.9                               “Guarantors” means each of Steven I. Sarowitz and Daniel L. Miller.

2.10                        “Guaranties” means collectively the Unlimited Guaranty of Steven I. Sarowitz, the Limited Guaranty of Daniel L. Miller and the Unlimited Guaranty of Paylocity Management Holdings, LLC.

2.11                        “Landlord” means 3850 Wilke L.L.C., the owner of the Arlington Heights Property.

2.12                   “Landlord’s Waiver” means the Landlord’s Consent and Waiver duly authorized and executed by each of the Borrower, the Lender and the Landlord with respect to the Arlington Heights Property.

2.13                   “Lease Assignment” means the Assignment of Lessee’s Interest in Lease duly authorized and executed by the Borrower and the Lender, consented to by the Landlord, with respect to the Arlington Heights Property.

2.14                   “Net Income” means the net income of the Borrower, calculated in accordance with GAAP, before deduction of income taxes and required payments of interest, excluding interest and dividend income or extraordinary or non-recurring items of gain or loss.

2.15                   “Obligations” is intended to be used in its most comprehensive sense and means the obligation of the Borrower or, as the context requires, each Guarantor to the Lender of whatever kind and description, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, due or to become due, or held or to be held by, the Lender for its own account or as agent for another or others, whether created directly or acquired by assignment or otherwise and howsoever evidenced, whether now existing or hereafter incurred or acquired and whether by way of loan, guaranty, discount, letter of credit, lease or otherwise, including without limitation, the following obligations:

2.15.1 To pay the principal of, and interest on, the Notes in accordance with the terms thereof and to satisfy all other liabilities to the Lender, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unrnatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor.

2.15.2 To repay to the Lender all amounts advanced by the Lender hereunder or otherwise on behalf of the Borrower or any Guarantor, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the Collateral;

2.15.3 To perform and observe all covenants, agreements and undertakings of the Borrower or any Guarantor pursuant to the terms and conditions of this Agreement, the Notes, the Financing Instruments, or any other agreement or instrument now or hereafter delivered to the Lender by the Borrower or any Guarantor;

2.15.4 All obligations under any interest rate swap agreement, foreign exchange contract, any cap, floor or hedging agreement or other similar agreement, or other financial agreement or arrangement designed to protect the Borrower against fluctuations in any interest rate charged by the Lender under the Notes or otherwise, including any obligations of the Borrower arising out of or in connection with any Automated Clearing House (“ACH”) Agreement relating to the processing of ACH transactions, together with all fees, expenses, charges and other amounts owing by or chargeable to the Borrower under any ACH Agreement;

2.15.5 All obligations to reimburse the Lender, on demand, in connection with overdrafts and other amounts due to the Lender under any existing or future agreements relating to cash management services; and

2.15.6 All obligations to reimburse the Lender, on demand, for all of the Lender’s expenses and costs, including without limitation the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder or related hereto, including, without limitation, any proceeding brought, or threatened, to enforce payment of any of the obligations referred to in the foregoing subparagraphs 2.15.1 through 2.15.5.

2.16                        “Person” shall mean an individual, a corporation, a partnership, a joint stock association, a business trust or a government or any agency or subdivision thereof, and shall include the singular and the plural.

3.                                      Security. As security for the Borrower’s repayment of the Obligations, the Borrower hereby grants to the Lender a continuing security interest in the “Collateral” as hereinafter defined. The Collateral, together with all other property of the Borrower of any kind held by the Lender, shall stand as one general, continuing collateral security for all Obligations and may be retained by the Lender until all Obligations have been satisfied in full.

The Borrower hereby assigns, transfers, and sets over to the Lender all of its right, title, and interest in and to, and grants the Lender a lien on and a security interest in, all amounts that may be owing, from time to time, by the Lender to the Borrower in any capacity, including, but without limitation, any balance or share belonging to the Borrower, or any deposit or other account with the Lender, which lien and security interest shall be independent of, and in addition to, any right of set-off that the Lender has under Section 8.3 or otherwise.

As further security for the prompt satisfaction of all of the Obligations, the Borrower hereby assigns to the Lender all of its right, title and interest in and to, and grants the Lender a lien upon and a continuing security interest in, all of the following, wherever located, whether now owned or hereafter acquired, together with all substitutions and replacements therefor, accessions thereto, and proceeds (including, but without limitation, insurance proceeds) and products thereof:

3.1                          All Inventory;

3.2                          All Accounts, Contracts, accounts receivable, contract rights, and Chattel Paper, regardless whether they constitute proceeds of other Collateral;

3.3                          All Investment Property, securities entitlements and Financial Assets, and all General Intangibles (including Payment Intangibles), regardless whether they constitute proceeds of other Collateral, including, without limitation, all the Borrower’s rights (which the Lender may exercise or not as it in its sole discretion may determine) to acquire or obtain Goods and/or services with respect to the manufacture, processing, storage, sale, shipment, delivery or installation of any of the Borrower’s Inventory or other Collateral; all Payment Intangibles; and including any and all right, title and interest of the Borrower in, to or under any and all licenses, franchises, permits and approvals obtained or required in connection with the Borrower’s business operations;

3.4                          All products of and accessions to any of the Collateral;

3.5                               All liens, guaranties, securities, rights, remedies and privileges pertaining to any of the Collateral, including the right of stoppage in transit;

3.6                               All obligations owing to the Borrower of every kind and nature, and all choses in action, all Commercial Tort Claims, all Letter-of-Credit Rights and all Supporting Obligations;

3.7                               All tax refunds of every kind and nature to which the Borrower is now or hereafter may become entitled no matter however arising, including, without limitation, loss carry back refunds;

3.8                               All Intellectual Property, goodwill, trade secrets, computer programs, source codes, licenses, customer lists, trade names, copyrights, trademarks and patents, all domain names, internet web sites and other rights;

3.9                               All Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper), Documents and Instruments, including Promissory Notes (whether negotiable or nonnegotiable, and regardless of their being attached to Chattel Paper) and all money, cash and coins;

3.10                        All Equipment, including without limitation machinery, furniture, motor vehicles, Fixtures and all other goods used in the conduct of the business of the Borrower,

3.11                        All insurance policies and all proceeds of Collateral of every kind and nature and in whatever form, including without limitation both cash and non-cash proceeds resulting or arising from the rendering of services by the Borrower or the sale or other disposition by the Borrower of the Inventory or other Collateral and including all insurance proceeds;

3.12                        All books and records, magnetic tapes, electronic data, computer records and discs relating to the conduct of the Borrower’s business including, without in any way limiting the generality of the foregoing, those relating to its Accounts;

3.13                        All Deposit Accounts maintained by the Borrower with any bank, trust company, credit union, investment firm or fund, or any similar institution or organization; and

3.14                        All property of the Borrower in the possession of the Lender.

4.                                 Representations. The Borrower has:

4.1                               taken all steps required by any applicable law to make this Agreement and the Financing Instruments to which it is a party its legal, valid and binding obligations enforceable in accordance with its and their respective terms; and neither the execution and delivery, nor the performance of this Agreement and the Financing Instruments is in violation of any law, its declaration and by-laws or other organizational documents, or any other agreement to which it is a party or by which it or any of its assets is or may be bound;

4.2                               good and clear record and marketable title to the Collateral free of all encumbrances except those which have been approved by the Lender in writing; and made no agreement of any kind with any Person, the performance of which by such Person would give rise to a lien on the Collateral, except for arrangements with contractors;

4.3                               provided the Lender with such financial statements and projections as the Lender has requested; filed all required tax returns and paid all applicable taxes which are due; and no contingent liabilities or obligations for taxes or long-term commitments except as reflected in the financial statements and the Notes thereto provided pursuant to this Agreement;

4.4                               no suits or proceedings pending against it in any court or before or by any governmental body that materially and adversely affect its operation, financial condition, property or business prospects and is not in default under any order or process of any court or governmental body.

5.                                 Covenants. For so long as the Loans shall remain outstanding, the Borrower covenants and agrees:

5.1                               to duly and punctually perform or cause to be performed each part of the Obligations and to not permit the acceleration of any indebtedness owed by it to any person other than the Lender;

5.2                               to carry such forms of insurance, in such amounts as the Lender may reasonably require, and deliver promptly to the Lender the original policies and/or certificates for any or all such insurance;

5.3                               not to create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance upon any of its assets or property unless the Lender has given the Borrower prior express written consent to do so;

5.4                               to (i) duly observe and comply with all applicable laws, (ii) maintain in full force and effect all licenses and permits necessary in any material respect for the proper conduct of its business, and (iii) keep its properties and assets in good repair and insured in such amounts as the Borrower deems adequate in its reasonable judgment;

5.5                               to pay all fees, costs and expenses, including attorneys’ fees, incurred or paid by the Lender in connection with the preparation, negotiation and closing of the documentation evidencing the facilities described herein or in connection with the administration, enforcement or amendment of such documentation and such facilities;

5.6                               to execute and deliver such additional instruments and take such further action as the Lender may reasonably request to effect the purpose of this Agreement and the Notes;

5.7                               to submit or cause to be submitted, as appropriate, to the Lender (i) within thirty (30) days of the end of each fiscal quarter in each fiscal year of the Borrower, Borrower’s financial statements with respect to such quarter including balance sheet, income statement and statement of cash flows prepared by the Borrower’s chief financial officer, (ii) within one hundred twenty (120) days of the end of each fiscal year of the Borrower, Borrower’s audited financial statements with respect to such year including balance sheet, income statement and statement of cash flows containing the unqualified opinion of certified public accountants satisfactory to the Lender, (iii) within one hundred twenty (120) days of the end of each fiscal year, copies of its federal and state tax returns, as filed with the appropriate taxing authorities, (iv) on or before April 30th of each year, (x) a personal financial statement in form satisfactory to the Lender with respect to each Guarantor and (y) copies of each Guarantor’s federal and state tax returns, as filed with the appropriate taxing authorities and (v) such other financial statements and information as the Lender may reasonably request;

5.8                               to give the Lender immediate notice of the institution of any suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property ort111,ints prospects;

5.9                               not to amend its Articles of Organization or By-Laws in a manner which would adversely affect the Lender’s interest in the Collateral without the Lender’s prior written consent;

5.10                        to maintain a depository account with the Lender for client funds and channel greater than forty percent (40%) of all client fund transactions through the account;

5.11                        to maintain a Debt Service Coverage Ratio at all times equal to or greater than 1.25:1.00, to be measured beginning with the fiscal quarter ending December 31, 2010 and quarterly thereafter;

5.12                        to achieve EB1I DA as follows:

5.12.1 of not less than ($1,000,000.00) for the fiscal year ending June 30, 2009,

5.12.2 of not less than $0 for the fiscal year ending June 30, 2010, and

5.12.3 of not less than $2,000,000.00 for the fiscal year ending June 30, 2011 and for each fiscal year thereafter; and

5.13                        not to permit to exist any indebtedness except for (i) trade indebtedness incurred in the ordinary course of business; (ii) indebtedness to the Lender; (iii) indebtedness for equipment purchases or capital leases which in each case do not exceed $25,000.00; or (iv) indebtedness to shareholders provided such indebtedness is subordinated in payment priority to indebtedness to the Lender by written agreement satisfactory to the Lender.

6.                                      Events of Default. With respect to any part of the Obligations which is not stated to be payable on demand, and notwithstanding provision to the contrary in an instrument evidencing any Obligation, each of the following occurrences shall be an “Event of Default” under this Agreement:

6.1                               failure to observe or perform any of the covenants, agreements or conditions contained in this Agreement which failure is not cured within ten (10) days after the Lender sends the Borrower written notice thereof;

6.2                               any statement, certificate, report, financial statement, representation or warranty made or furnished by the Borrower in connection with the execution and delivery of this Agreement or any of the Financing Instruments or in compliance with the provisions of this

Agreement or any of the Financing Instruments proves to have been false or erroneous in any material respect;

6.3                          commencement of any case or action by the Borrower or by any other Person against the Borrower seeking relief under (a) the Bankruptcy Code of the United States, (which in the case of an involuntary petition, is not dismissed within sixty (60) days) or (b) any other law seeking appointment of a receiver, liquidator, assignee, trustee, custodian or other similar official of the Borrower or of any substantial part of its assets;

6.4                          failure of the Borrower, generally, to pay its debts, or the taking of possession, custody or control of a substantial part of the Borrower’s assets by any other Person;

6.5                          loss by the Borrower of a contract for its services providing annual revenue, reduced by the projected annual revenue of new contracts entered into during the period, that in any fiscal month exceeds five percent (5%) of the previous fiscal year’s revenue, or in any fiscal quarter exceeds ten percent (10%) of the previous fiscal year’s revenue; or

6.6                          failure of the Borrower to pay the principal of or the interest on any indebtedness of the Borrower other than the Obligations for a period sufficient to permit the acceleration of the maturity of such indebtedness.

7.                                      Remedies. Upon the occurrence of any Event of Default, the Lender may refuse to make further advances of principal under the Notes, and may exercise any of its rights and remedies under any of the Financing Instruments.

So long as any Event of Default shall have occurred and is continuing:

7.1                          the Lender may, at its option, without notice or demand, cause all of the Obligations to become immediately due and payable and take immediate possession of the Collateral, and for that purpose the Lender Party may, so far as the Borrower can give authority therefor, enter upon any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of the Lender;

7.2                          the Borrower will, upon demand, assemble the Collateral and make it available to the Lender at a place and time designated by the Lender that is reasonably convenient to both parties;

7.3                          the Lender may collect and receive all income and proceeds in respect of the Collateral and exercise all voting and corporate rights of the Borrower with respect thereto, all without liability except to account for property actually received (but the Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing);

7.4                          the Lender may sell, lease or otherwise dispose of the Collateral at a public or private sale, with or without having the Collateral at the place of sale, and upon such terms and in such manner as the Lender may determine, and the Lender may purchase all or any portion of the Collateral at any such sale. Unless Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, the Lender shall send to the Borrower prior written notice (which, if given within five days of any sale, shall be deemed to be reasonable) of the time and place of any public sale of the Collateral or of the time after which any private sale or other disposition thereof is made. The Borrower agrees that upon any such sale the Collateral shall be held by the purchaser free from all claims or rights of every kind and nature, including any equity of redemption or similar rights, and all such equity of redemption and similar rights are hereby expressly waived and released by the Borrower. In the event any consent, approval or authorization of any governmental agency is necessary to effectuate any such sale, the Borrower shall execute all applications or other instruments as may be required; and

7.5                               in any jurisdiction where the enforcement of its rights hereunder is sought, the Lender shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code.

Prior to any disposition of Collateral pursuant to this Agreement the Lender may, at its option, cause any of the Collateral to be repaired or reconditioned (but not upgraded unless mutually agreed) in such manner and to such extent as to make it saleable.

The Lender is hereby granted a license or other right to use, without charge, the Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any relating to the Collateral, in completing production of, advertising for sale and selling of any Collateral; and the Borrower’s rights under all licenses and any franchise agreements shall inure to the Lender’s benefit.

The Lender shall be entitled to retain and to apply the proceeds of any disposition of the Collateral, first, to its reasonable expenses of retaking, holding, protecting and maintaining, and preparing for disposition and disposing of, the Collateral, including attorneys’ fees and other legal expenses incurred by it in connection therewith; and second, to the payment of the Obligations in such order of priority as the Lender shall determine. Any surplus remaining after such application shall be paid to the Borrower or to whomever may be legally entitled thereto, provided that in no event shall the Borrower be credited with any part of the proceeds of the disposition of the Collateral until such proceeds shall have been received in cash by the Lender. The Borrower shall remain liable for any deficiency.

8.                                 Miscellaneous.

8.1                               All agreements, representations and warranties made by the Borrower in this Agreement, in the Financing Instruments or in any certificate or other document delivered to the Lender in connection herewith shall survive the execution and delivery of this Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to and be enforceable by and against the parties hereto and their respective successors and assigns.

8.2                               This Agreement constitutes the entire Agreement between the parties, supersedes all prior agreements and understandings whether written or oral, and may be modified only by an agreement in writing, executed by both parties. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument. A carbon, photographic or other reproduction of this

Agreement or of a financing statement executed to perfect the security interest created herein may be filed as a financing statement.

8.3                               The Lender may, and is hereby authorized by the Borrower, at any time and from time to time, to the fullest extent permitted by applicable Laws, without advance notice to the Borrower (any such notice being expressly waived by the Borrower), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by the Lender to, or for the credit or the account of, the Borrower against any or all of the Obligations of the Borrower or any Guarantor, now or hereafter existing, whether or not such Obligations have matured and irrespective of whether the Lender has exercised any other rights that it has or may have with respect to such Obligations, including without limitation any acceleration rights. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 8.3 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

8.4                               The Borrower hereby appoints the Lender as its attorney-in-fact and grants the Lender full power, after the occurrence of an Event of Default, to do all things and acts necessary to implement and execute any powers or rights granted to the Lender under this Agreement, and the Borrower releases the Lender, its officers, employees and agents, from any liability arising from any act or acts hereunder or in furtherance hereof.

8.5                               This Agreement is governed by the laws of The Commonwealth of Massachusetts without regard to its conflicts of laws provisions. The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of the remaining terms or provisions of this Agreement. The Borrower agrees that any suit for the enforcement of this Agreement may be brought in the courts of The Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Borrower by mail at the address set forth herein (unless the Borrower has by five days written notice to the Lender specified another address). The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

8.6                               All notices or demands hereunder to the parties hereto will be sufficient if made in writing and sent by certified mail, return receipt requested, addressed to the parties at their respective addresses set forth herein.

IN WITNESS WHEREOF, the Borrower and Lender have executed this Agreement as an instrument under seal as of the date first written above.

COMMERCE BANK & TRUST COMPANY

/s/Alyssa B. Burke	By:	/s/David J. Costello
Witness	Name:	David J. Costello
	Title:	Senior Vice President

PAYLOCITY CORPORATION

/s/Steve Sarowitz	By:	/s/Dan Miller
Witness	Name:	Dan Miller
	Title:	CFO